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                                                                  EXECUTION COPY

                                                                    EXHIBIT 99.7


                         Metromedia International Group
                              One Meadowlands Plaza
                           East Rutherford, N.J. 07073



                                                              May 18, 1999




News America Incorporated
1211 Avenue of the Americas
New York, New York 10036


                  Reference is made to (i) the Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), by and among PLD Telekom, Inc., a Delaware corporation (the "Company"), Metromedia International Group, Inc., a Delaware corporation (the "Buyer") and Moscow Communications, Inc., a Delaware corporation and wholly owned subsidiary of the Buyer ("Merger Sub"), pursuant to which, at the Effective Time (as defined in the Merger Agreement), Merger Sub will merge with and into the Company (the "Merger"), and following such Merger, the Company will become a wholly-owned subsidiary of the Buyer and
(ii) the Revolving Credit Agreement, dated as of September 30, 1998, as amended (the "News Credit Agreement"), between the Company and News America Incorporated ("News") pursuant to which News made short-term financing available to the Company. Capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement.

                  On the date hereof, there are (a) $6.45 million aggregate principal amount of loans outstanding under the News Credit Agreement (the "Loans") and (b) guarantees of $3.1 million aggregate principal amount of other indebtedness of the Company outstanding under the News Credit Agreement (the "Guarantees").

                  In connection with and as a condition precedent to the obligations of the Buyer and the Merger Sub to effect the Merger and consummate the other transactions contemplated by the Merger Agreement, the Buyer and News are entering into this letter agreement (the "News Letter Agreement") which provides as follows:

                  1. News agrees that it will not exercise any of its rights under the News Credit Agreement or any note or guarantee issued thereunder from the date



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hereof until the earlier to occur of (x) the Closing Date (as defined in the
Merger Agreement) or (y) the date the Merger Agreement is terminated or expires in accordance with its terms (the period ending on the earlier of such dates being referred to as the "Pre-Closing Period").

                  2. News agrees that during the Pre-Closing Period it will not exercise its rights under Section 8 of the News Credit Agreement or any note issued under the News Credit Agreement to convert any amounts owed News under the News Credit Agreement into shares of Company Common Stock.

                  3. News hereby agrees that during the Pre-Closing Period it will not exercise its rights upon the occurrence of any default (including, without limitation, the failure to make any payment of principal, interest or any other Obligation (as defined in the News Credit Agreement) during the Pre-Closing Period) under the News Credit Agreement or any Event of Default (as defined in the News Credit Agreement) occurring as a result of the execution by the Company of the Merger Agreement or the transactions contemplated thereby; provided, however, that notwithstanding the foregoing agreement not to exercise remedies during the Pre-Closing Period, any amounts otherwise coming due under the News Credit Agreement or any promissory note, guarantee or other instrument issued thereunder during the Pre-Closing Period, whether at maturity in accordance with the terms thereof or otherwise, shall be immediately due and payable, without any action required on the part of News or the Company, and shall in all respects be deemed to be a currently payable obligation which shall be paid by the Company and may be asserted by News as a claim in any proceeding to the fullest extent permitted by law, (a) upon the termination or expiration of the Merger Agreement and (b) if the Company shall be adjudged bankrupt or insolvent, or shall commence any voluntary case (or become the subject of any involuntary case that remains undismissed for a period of 30 days) under the United States Bankruptcy Code.

                  4. Substantially simultaneously with the completion of the Merger, in consideration for the cancellation of the Loans and all other Obligations outstanding under the News Credit Agreement, the Buyer shall, or shall cause the Company to, (i) pay to News, by wire transfer of immediately available funds to an account designated in advance by News, the principal amount of the Loans outstanding on such date together with interest accrued on the Loans at a rate of 10% per annum (in lieu of the rate of 20% per annum that is specified in Section 2.6 of the News Credit Agreement) from the date each such Loan was advanced by News to the Company under the News Credit Agreement to and including the date of such payment and (ii) cause the Guarantees and all obligations of News thereunder to be canceled with no liability to News. Upon receipt of such payments, News shall return to the Company all promissory notes issued by the Company in favor of News marked "paid in full."

                  5. News acknowledges and consents to the Company entering into and performing under each of the Bridge Loan Agreement and Pledge Agreement

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dated as of the date hereof substantially in the form of Exhibit A hereto pursuant to which Buyer has agreed to make loans available to the Company during the Pre-Closing Period and pledged certain collateral to the Buyer to secure such loans and further agrees that the proceeds of such Loans may be used for any purposes permitted by such Bridge Loan Agreement. Further, in consideration of the agreements made by News herein, Buyer agrees that in the event that any demand is made on News under any of the Guarantees during the Pre-Closing Period, Buyer will indemnify News for any payments made thereunder within two business days of receiving notice that such payments were made by News.

                  6. This agreement shall remain in effect so long as the Merger Agreement is effective and shall terminate in the event that the Merger Agreement is terminated or expires, in which case the parties will have no further liability or obligations to each other. The obligations of the Buyer under Section 4 of this letter agreement are expressly conditioned upon the completion of the transactions contemplated by the Merger Agreement, including the Merger.

                  7. This letter agreement shall be governed in all respects by the laws of the State of New York without reference to the choice of laws principles thereof.

                  8. This letter agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

                  9. No amendment, modification, termination or waiver or any provision of this letter agreement shall be effective unless it shall be in writing and signed by each of the parties to this agreement.



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                  If the foregoing sets forth your understanding with regard to the matter specified herein, please so indicate by signing a copy of this letter and returning an original to us at the address set forth above.

                                    Sincerely,

                                    METROMEDIA INTERNATIONAL GROUP, INC.


                                    By: /s/ SILVIA KESSEL
                                        ---------------------------------------
                                         Name: Silvia Kessel
                                         Title: Chief Financial Officer,
                                                Executive Vice President,
                                                Treasurer and Director




ACCEPTED AND AGREED
as of the date first written above:


NEWS AMERICA INCORPORATED



By: /s/ LAWRENCE A. JACOBS
   -----------------------------------
    Name: Lawrence A. Jacobs
    Title: Senior Vice President and
           Deputy General Counsel